UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA	19406
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Universal Health Services, Inc. (the “Company) announced that Kevin J. Gross, Senior Vice President of the Company and head of the Company’s Acute Care Division, resigned effective June 1, 2007 to pursue other healthcare opportunities.

The Company also announced that Mike Marquez and Marc Miller have been named co-heads of the Company’s Acute Care Division, effective June 1, 2007. Mr. Marquez and Mr. Miller have been with the Company for sixteen years and twelve years, respectively. Most recently, Mr. Marquez has served as a Vice President of the Company since 2004 and as a Vice President of the Acute Care Division’s Western Region since 2000. Most recently, Mr. Miller has served as a Vice President of the Company since 2005, as Vice President of the Acute Care Division since 2004 and as Vice President of the Acute Care Division’s Eastern Region since 2003. Mr. Miller is also a director of the Company and the son of Alan B. Miller, our Chief Executive Officer, President and Chairman of the Board.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. 99.1 Universal Health Services, Inc. Press Release dated June 1, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Alan B. Miller
Name:	Alan B. Miller
Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: June 1, 2007

Exhibit Index

Exhibit No.	Exhibit

99.1	Universal Health Services, Inc., press release, dated June 1, 2007